As filed with the Securities and Exchange Commission on June 30, 1997

================================================================================

                                              Registration No. 333 - ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------


                                   SUGEN, Inc.
                              -------------------
             (Exact name of registrant as specified in its charter)

                              -------------------


       DELAWARE                                          13-3629196
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              -------------------

                               351 Galveston Drive
                         Redwood City, California 94063
                                 (415) 306-7700
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                              -------------------

                             1992 STOCK OPTION PLAN
                            -------------------------
                            (Full title of the plans)

                               Stephen Evans-Freke
                              Chairman of the Board
                                   SUGEN, Inc.
                               351 Galveston Drive
                         Redwood City, California 94063
                                 (415) 306-7700
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              -------------------

                                   Copies to:
                            Brian C. Cunningham, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                               Palo Alto, CA 94306
                                 (415) 843-5000

                              -------------------

                         CALCULATION OF REGISTRATION FEE

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
    =================== ====================== ========================= ========================== =========================
                                                    Proposed Maximum          Proposed Maximum
         Title of                                      Offering                   Aggregate
      Securities to         Amount to be              Price Per                   Offering                  Amount of
      be Registered          Registered                 Share                     Price (1)              Registration Fee
    =================== ====================== ========================= ========================== =========================

     Stock Options            418,236 shares                $12.06 (1)             $5,045,181 (1)                 $1,528.84
     and Common
     Stock (par
     value $.01)

     Common Stock             231,764 shares       $10.00 - $12.88 (2)              2,702,083 (2)                    818.81
     issuable upon
     exercise of
     stock options
     issued pursuant
     to the terms of
     the 1992 Stock
     Option Plan







     TOTAL:                   650,000 shares                                           $7,747,264                 $2,347.65
    =================== ====================== ========================= ========================== =========================

--------------------------------------------------------------------------------

(1)      Estimated  solely  for the  purpose  of  calculating  the amount of the registration fee pursuant to Rule 457(c) and (h)(1). The price per share and aggregate offering price are based upon $12.06, the average of the high and low prices of Registrant's Common Stock on June 24, 1997 as reported on the Nasdaq National Market System for 418,236 shares reserved for issuance pursuant to the 1992 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h). The price per share is based upon a range of $10.00 - $12.88, the exercise prices of the stock option grants.

--------------------------------------------------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
       REGISTRATION STATEMENTS ON FORM S-8 NO. 33-89270 AND NO. 333-09326

         The contents of Registration Statements on Form S-8 No. 33-89270 filed with the Securities and Exchange Commission on February 8, 1995 and amended on August 1, 1995, and Form S-8 No. 333-09323 filed with the Securities and Exchange Commission on August 1, 1996 are incorporated by reference herein.


                                    EXHIBITS

Exhibit
Number

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of Ernst & Young LLP, independent auditors

23.2              Consent of Cooley Godward LLP is contained in Exhibit 5.1 to
                  this Registration   Statement.

24.1              Power of Attorney is contained on the signature pages.

99.1              1992 Stock Option Plan, as amended as of May 21, 1997.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, County of San Mateo, State of California, on June 26, 1997.

                                            SUGEN, Inc.



                                            By:       /s/ Stephen Evans-Freke
                                                 -------------------------------
                                                     Stephen Evans-Freke
                                                     Chief Executive Officer and
                                                     Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below constitutes and appoints Stephen Evans-Freke and Christine E. Gray-Smith, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.


Signature                                                     Title                                       Date



/s/ Stephen Evans-Freke                                       Chief Executive Officer and                 June 26, 1997
------------------------------------------------              Chairman of the Board
(Stephen Evans-Freke)                                         (Principal Executive Officer)



/s/ Christine E.Gray-Smith                                    Vice President, Finance                     June 26, 1997
------------------------------------------------              (Principal Financial and
(Christine E. Gray-Smith)                                     Accounting Officer)



------------------------------------------------              Director
(Axel Ullrich)



/s/ Richard D. Spizzirri                                      Director                                    June 26, 1997
------------------------------------------------
(Richard D. Spizzirri)


                                        4



 /s/ Jeremy L. Curnock Cook                                   Director                                    June 26, 1997
-----------------------------------------------
(Jeremy L. Curnock Cook)



/s/ Anthony B. Evnin                                          Director                                   June 26, 1997
------------------------------------------------
(Anthony B. Evnin)



/s/ Charles M. Hartman                                        Director                                    June 26, 1997
------------------------------------------------
(Charles M. Hartman)



/s/ Heinrich Kuhn                                             Director                                    June 26,1997
----------------------------------------------
(Heinrich Kuhn)



/s/ Donald E. Nickelson                                       Director                                    June 26, 1997
------------------------------------------------
(Donald E. Nickelson)



/s/ Bruce R. Ross                                             Director                                    June 26, 1997
------------------------------------------------
(Bruce R. Ross)



/s/ Glenn S. Utt, Jr.                                         Director                                    June 26, 1997
------------------------------------------------
(Glenn S. Utt, Jr.)



/s/ Michael A. Wall                                           Director                                    June 26, 1997
------------------------------------------------
(Michael A. Wall)

                                  EXHIBIT INDEX



Exhibit                                                              Sequential
Number              Description                                      Page Number


5.1        Opinion of Cooley Godward LLP.                                  7

23.1       Consent of Ernst & Young LLP, independent auditors              8

23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1       7
           to this Registration Statement.

24.1       Power of Attorney is contained on the signature pages.          3

99.1       1992 Stock Option Plan, as amended as of May 21, 1997.          9





                                        6